EXHIBIT 16.1

                       [Letterhead of Arthur Andersen LLP]

May 31, 2002

Office of the Chief Accountant
SECP Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir:

     We have read the first through fourth paragraphs of Item 4 included in the Form 8-K dated May 31, 2002 of The Ziegler Companies, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

                                          Very truly yours,

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP